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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-1




Section 7.3 Indenture                              Distribution Date: 2/17/2004
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(i)    Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)   Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                        873,125.00
             Class B Note Interest Requirement                         83,072.92
             Class C Note Interest Requirement                        134,798.87
                       Total                                        1,090,996.78

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.16417
             Class B Note Interest Requirement                           1.32917
             Class C Note Interest Requirement                           1.67750

(iii)  Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                          750,000,000
             Class B Note Principal Balance                           62,500,000
             Class C Note Principal Balance                           80,357,000

(iv)   Amount on deposit in Owner Trust Spread Account              8,928,570.00

(v)    Required Owner Trust Spread Account Amount                   8,928,570.00



                                                  By:
                                                       --------------------
                                                  Name:  Patricia M. Garvey
                                                  Title: Vice President